UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2011

New Peoples Bankshares, Inc.

(Exact name of registrant as specified in its charter)

VIRGINIA	000-33411	31-1804543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 Commerce Drive

Honaker, Virginia 24260

(Address of principal offices, including zip code)

(276) 873-7000

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

New Peoples Bankshares, Inc. (the “Company”) reconvened its 2011 Annual Shareholders’ Meeting (the “Annual Meeting”) on November 28, 2011. A total of 10,010,178 shares of the Company’s Common Stock were entitled to vote as of September 20, 2011, the record date for the Annual Meeting. There were 5,928,205 shares present at the Annual Meeting in person or by proxy, and the shareholders voted on four proposals.

Proposal 1:	Election of Directors

The shareholders elected four directors to serve three year terms expiring in 2014 and one director to serve a two year term expiring in 2013. The four directors elected to serve the three year terms were John Cox, Charles H. Gent, Jr., Eugene Hearl, and A. Frank Kilgore. The director elected to serve the two year term was Jonathan H. Mullins. The results of the vote were as follows:

Nominees	Votes FOR	Votes Withheld	Broker Non-Votes

John Cox	5,046,495	842,410	3,550
Charles H. Gent, Jr.	5,037,079	851,826	3,550
Eugene Hearl	5,109,722	779,183	3,550
A. Frank Kilgore	4,840,537	1,048,368	3,550
Jonathan H. Mullins	5,064,161	824,744	3,550

Proposal 2:	Advisory Vote to Approve Named Executive Officer Compensation

The shareholders approved a non-binding advisory vote to approve the compensation of the Company’s named executive officers. The results of the vote follow:

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes

4,493,760	393,789	1,001,356	3,550

Proposal 3:	Advisory Vote on Frequency of Stockholder Votes to Approve Named Executive Officer Compensation

The shareholders approved the proposal to hold an annual non-binding advisory vote to approve compensation of the Company’s named executive officers. The results of the vote follow:

One Year	Two Years	Three Years	Votes ABSTAIN	Broker Non-Votes

4,194,394	185,777	76,739	1,431,995	3,550

Proposal 4:	Ratification of the Appointment of Independent Registered Public Accounting Firm

The shareholders voted to ratify the Company’s Audit Committee of the Board of Directors’ appointment of Elliott Davis, LLC to serve as its independent registered public accounting firm for the year ending December 31, 2011. The results of the vote follow:

Votes FOR	Votes AGAINST	Votes ABSTAIN

4,961,300	101,778	829,377

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Peoples Bankshares, Inc.

Date: November 30, 2011	/S/ C. Todd Asbury
C. Todd Asbury
Executive Vice President and Chief Financial Officer and Secretary